Exhibit 99.3

ITEM 2. PROPERTIES

The following lists our principal owned or leased administrative, manufacturing and distribution facilities for continuing operations at September 30, 2017:

Corporate & Administrative

Location	Function / Use	Owned / Leased
U.S. Locations
Middleton, Wisconsin	World Headquarters	Leased
Danbury, Connecticut	GAC Headquarters	Leased
Earth City, Missouri	Pet, Home & Garden Headquarters	Leased
Lake Forest, California	HHI Headquarters	Leased
Non-U.S. Locations
Sulzbach, Germany	Europe Headquarters	Leased
Mississauga, Canada	Canada Headquarters	Leased

Shared Operations & Sales Offices

Location	Function / Use	Owned / Leased
U.S. Locations
Alpharetta, Georgia	Platform sales	Leased
Bentonville, Arkansas	Platform sales	Leased
Mooresville, North Carolina	Platform sales	Leased
Non-U.S. Locations
Concord, Canada	Distribution	Leased
Wolverhampton, England	Distribution	Owned
Shenzhen, China	Distribution	Leased

Home & Hardware Improvement (HHI)

Location	Function / Use	Owned / Leased
U.S. Locations
Charlotte, North Carolina	Distribution	Leased
Edgerton, Kansas	Distribution	Leased
Houston, Texas	Manufacturing & Distribution	Leased
Lititz, Pennsylvania	Manufacturing & Distribution	Leased
Denison, Texas	Manufacturing	Leased
Birmingham, Alabama	Distribution	Leased
Dallas, Texas	Distribution	Leased
Denison, Texas	Distribution	Owned
Elkhart, Indiana	Distribution	Leased
Mira Loma, California	Distribution	Leased
Non-U.S. Locations
Mexicali, Mexico	Manufacturing & Distribution	Leased
Chia-Yi, Taiwan	Manufacturing	Leased
Nogales, Mexico	Manufacturing	Owned
Subic Bay, Philippines	Manufacturing	Owned
Xiamen, China	Manufacturing	Leased
Xiaolan, China	Manufacturing	Leased
Brockville, Canada	Distribution	Leased

Exhibit 99.3

Global Pet Supplies (PET)

Location	Function / Use	Owned / Leased
U.S. Locations
Blacksburg, Virginia	Manufacturing	Owned
Bridgeton, Missouri	Manufacturing	Leased
Noblesville, Indiana	Manufacturing	Owned
St. Louis, Missouri	Manufacturing	Leased
Edwardsville, Illinois	Distribution	Leased
Riverview, Florida	Research & Development	Leased
Non-U.S. Locations
Bogota, Colombia	Manufacturing & Distribution	Leased
Melle, Germany	Manufacturing & Distribution	Owned
Ambato, Ecuador	Manufacturing	Leased
Coevorden, Netherlands	Manufacturing	Owned
Leon, Mexico	Manufacturing	Leased
Phnom Penh, Cambodia	Manufacturing	Leased

Home & Garden (H&G)

Location	Function / Use	Owned / Leased
U.S. Locations
St. Louis, Missouri	Manufacturing	Leased
Edwardsville, Illinois	Distribution	Leased

Global Auto Care (GAC)

Location	Function / Use	Owned / Leased
U.S. Locations
Dayton, Ohio	Manufacturing & Distribution	Leased
Non-U.S. Locations
Ebbw Vale, Gwent, Wales	Manufacturing & Distribution	Leased

We also own, operate or contract with third parties to operate distribution centers, sales and other administrative offices throughout the world in support of our business. We believe that our existing facilities are suitable and adequate for our present purposes and that the productive capacity in such facilities is substantially being utilized or we have plans to utilize it.